Exhibit 10.21

Fourth Amendment to Employment Agreement

This Fourth Amendment to Employment Agreement (this “Fourth Amendment”) is entered into as of this 8th day of January 2024 and is effective as of January 1, 2024, by and between David Silberman, an individual residing in Jerusalem, Israel (the “Executive”), and Oramed Ltd., a company incorporated under the laws of the State of Israel, with an address at 20 Mamilla Ave., Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of May 23, 2021, as amended effective September 1, 2022, January 1, 2023 and April 17, 2023 (the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Employment Agreement to increase the Executive’s salary.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.1(a) of the Employment Agreement - Salary, the following paragraph is hereby added:

As of January 1, 2024, the Executive shall be entitled to a gross monthly salary of NIS 49,810 (the “Salary”).

As of June 1, 2024, the Executive shall be entitled to a gross monthly salary of NIS 52,300 (the “Salary”).

2. Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Fourth Amendment and the provisions of the Employment Agreement, the provisions of this Fourth Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Fourth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Employment Agreement as of January 8, 2024.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ David Silberman
David Silberman